STEINBECK PLAZA LEASE

1. PARTIES. This lease, dated for reference purposes only, March 1, 2002 is made between: STEINBECK PLAZA, a California General Partnership, (herein collectively called "Landlord"), and COMMUNITY BANK OF CENTRAL CALIFORNIA, (herein called "Tenant").

2. PREMISES. Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord that certain office space (hereinafter called Premises) indicated on “Exhibit A” attached hereto made a part hereof, said Premises being agreed, for the purpose of this Lease, to have an area of approximately five thousand five hundred square feet (5,500 sq. ft.) and located at xxxxxxxx St. Salinas, California, 93901. Said lease is subject to the terms, covenants and conditions herein set forth, and the Tenant covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the conditions of said performance.

3. TERMS. The term of this Lease shall be for five (5) years, commencing June 1, 2002, (the Commencement Date) and ending on May 31, 2007.

4. POSSESSION. On June 1, 2002.

5. BASE RENT. Tenant agrees to pay to Landlord, without prior notice or demand, as Base Rent for the Premises the sum of: Five thousand seven hundred seventy five dollars ($5,775.00), which represents $1.05 per square foot, on or before the first day of the first full calendar month of the term hereof and a like sum on or before the first day of each successive month thereafter during the term hereof. Rent for any period during the term hereof which is for less than one (1) month shall be a pro-rated portion of the monthly installment herein, based upon a thirty (30) day month. Said rental shall be paid to Landlord, without deduction or offset in lawful money of the United States of America, which shall be legal tender at the time of payment at the address of the Landlord stated herein or such other place as Landlord may from time to time designate in writing.

6. RENT ADJUSTMENT. Monthly rent shall be increased five cents per square foot, per year, beginning June 1, 2003 and annually thereafter.

7. REAL ESTATE TAXES. Landlord shall pay the annual real estate taxes and assessments levied upon the property of which the premises are a part.

8. PARKING AND COMMON FACILITIES. Landlord covenants that the common and parking areas of the building of which the premises are a part shall be available for the nonexclusive use of Tenant during the full term of this lease or any extension of the term hereof, provided that the condemnation or other taking by any public authority, or sale in lieu of condemnation, of any or all of such common and parking areas shall not constitute a violation of this covenant. Landlord reserves the right to change the entrances, exits, traffic lanes and the boundaries and locations of such parking area or areas, provided that tenant’s rights hereunder are not adversely affected. This lease shall be subordinate to any agreement existing as of the date of this lease or subsequently placed upon the real property of which the premises are a part, which agreement provides for reciprocal easements and restrictions pertaining to the common and parking areas, and in the event of conflict between the provisions of such agreement and this lease, the provisions of said agreement shall prevail.

9. INSURANCE. Landlord shall maintain fire and extended coverage insurance throughout the term of this lease in an amount equal to at least ninety (90%) percent of the value of the building which includes the premises, together with such other insurance, including but not limited to, loss of rents, earthquake, flood insurance, all liability insurance, and such other insurance as Landlord deems necessary or that may be required by Landlord’s lender or by any governmental agency. Tenant hereby waives any right of recovery from Landlord, its officers and employees, and Landlord hereby waives any right of recovery from Tenant, its officers or employees, for any loss or damage (including consequential loss) resulting from any of the perils insured against it in the standard form fire insurance policy with extended coverage endorsement. Tenant shall maintain fire and extended coverage insurance on its personal property and Tenant improvements in an amount equal to at least 90% of the replacement value.

10. INDEMNIFICATION OF LANDLORD — LIABILITY INSURANCE BY TENANT. Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant’s use and occupancy of the Premises from the conduct of its business. Or from any activity, work, or other things done, permitted or suffered by the Tenant in or about the Building, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant, or of any officer, agent, employee, guest, or invitee of Tenant, and from all and against all costs, reasonable attorney’s fees, expenses and liabilities incurred in or about any such claim or any action or preceding brought thereon. If any case, action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant as a material part of the consideration to Landlord hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises, from any other cause other than Landlord’s negligence, and Tenant hereby waives all claims in respect thereof against Landlord.

Landlord or its agent shall not be liable for any damage to property entrusted to employees of the Building, not for loss or damage to any property by theft or otherwise, not for any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, or rain which may leak from any part of the Building or from any other place resulting from dampness or any cause whatsoever, unless caused by or due to the negligence of Landlord, its agents, servants or employees in which case Landlord shall indemnify and hold harmless Tenant for any loses arising therefrom. Landlord or its agents shall not be liable for interference with Tenant’s rights, other incorporeal hereditaments, or loss of business.

During the entire term of this lease, the Tenant shall, at the Tenant’s sole cost and expense, but for the mutual benefit of Landlord and Tenant, maintain general public liability and property damage insurance including contractual liability insurance against claims for personal injury, death, or property damage occurring in, upon or about the premises and the parking and common areas. The limitation of liability of such insurance shall be not less than One million dollars ($1,000,000.00) in respect to any one occurrence, and to the limit of not less than Five hundred thousand dollars ($500,000.00) in respect to Property Damage.

All such policies of fire and liability insurance shall be issued in the name of Tenant and Landlord and for the mutual and joint benefit and protection of the parties, and such policies of insurance shall include a provision requiring that the insurer give Landlord at least ten (10) days written notice before and cancellation, decrease in coverage or other material change is effective. Copies of the policy or a certificate of Insurance thereof shall be delivered to the Landlord within fifteen (15) days after the rent commencement date of this lease. If Tenant fails to deliver adequate proof that it has obtained and kept in force and effect the insurance required by the paragraph, Landlord shall have the right, at its option and after notice to Tenant, to effect such insurance and charge the cost of the premiums to Tenant’s account.

Notwithstanding, anything to the contrary herein contained, Tenant shall have the option to maintain self-insurance and/or provide or maintain such insurance under so-called blanket insurance policies provided the same does not hereby decrease the insurance coverage or limits set forth in this article.

11. SIGNS AND AUCTIONS. Tenant is entitled to place a sign on the premises in accordance with the Building’s sign plan at Tenant’s sole cost and expense. Except for the foregoing, Tenant shall not place or permit to be placed any sign upon the exterior or in the windows of the premises without Landlord’s prior written consent, not shall Tenant change the color or exterior appearance of the premises without Landlord’s prior written consent.

Tenant shall not without Landlord’s prior written consent display or sell merchandise outside the defined exterior walls and permanent doorways or the premises. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the premises, whether said auction by voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other solvency proceeding.

12. UTILITIES. Tenant shall pay before delinquency 100% of the janitorial, telephone, PG&E, sewer, garbage, HVAC, and other expenses for services used exclusively by Tenant or any of its subtenants, licensees, or concessionaires during the term of this lease.

Landlord has furnished tenant with an adequate electrical and water service generally found in a general office building. If tenant shall require water or electrical current in excess of that usually furnished or supplied for the use of the Premises as a general office space, Tenant shall bear the cost of such installation of service, and increased meter service, and pay for the maintenance of such. Written consent of the landlord is not necessary, but all utility work must be done by a licensed contractor.

13. USE. The premises are to be used for the bag processing general banking or general office purposes and for no other business of purpose without the written consent of Landlord, which consent will not be unreasonably withheld.

Tenant shall not permit anything to be done in or about the premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or any other insurance upon the Building or any of its contents, or increase the existing rate of or cause cancellation of any insurance policy covering said Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other Tenants or occupants of the Building or adjacent properties or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purposes, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

14. COMPLIANCE WITH LAW. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not made for, not related to, altered or affected by Tenant. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant whether Landlord is a party thereto or not, that Tenant has violated any law, statue, ordinance or governmental rule, regulation or requirement, shall be conclusive of the fact as between the Landlord and Tenant.

Landlord shall be solely responsible for ensuring that the shell or structure (including external doors, ramps and entryways to premises) of the building complies with all governmental regulations and codes during the term of this Lease and all extensions. Tenant shall be solely responsible for ensuring that any improvements, alterations or additions made by Tenant, or by Landlord on Tenant’s behalf, comply with all governmental regulations and codes during the terms of this Lease and all extension.

15. ALTERATIONS AND ADDITIONS. Except as stated herein, Tenant shall not make or suffer to be made any alternations, additions or improvements to or of the Premises or any part thereof without the written consent of the Landlord first had and obtained. Any alterations, additions or improvements to or of said Premises including but not limited to, wall covering, paneling, and built-in cabinets, but excepting movable furniture and trade fixtures, shall on the expiration of the term become a part of the realty and belong to the Landlord and shall be surrendered with the Premises. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by the Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense by a licensed contractor selected by Tenant to make the same who must first be approved of in writing by the Landlord. Upon the expiration or sooner termination of the term hereof, Tenant shall, upon written demand by Landlord, given at least thirty (30) days prior to the end of the term, at Tenant’s sole cost and expense, forthwith and with all due diligence remove any alterations, additions, or improvements made by Tenant designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair any damage to the Premises caused by such removal. Landlord shall not unreasonably withhold its consent to the making of any alterations, additions or’ improvements to the Premises, or Tenant’s choice of licensed contractor to make same, which Tenant believes are necessary or desirable in the conduct of its operations. Tenant agrees that it will not, nor will it authorize any person to go onto the roof of the building of which the premises are a part without the prior written consent of Landlord.

Notwithstanding the foregoing Tenant may install and maintain its trade fixtures on the premises, provided that such fixtures, by reason of the manner in which they are affixed, do not become an integral part of the building or premises. Tenant, if not in default hereunder, may at any time or from time to time during the term hereof, or upon the expiration or termination of this lease, alter or remove any such trade fixtures so installed by Tenant. If not so removed by Tenant on or before the expiration or termination of this lease, Tenant, upon the request of Landlord, shall remove the same. Any material damage to the premises caused by any such installation, alteration or removal of such trade fixtures shall be promptly repaired at the expense of the Tenant. Landlord and Tenant agree that the Tenant may, at its sole option, decide not to remove its vault at the expiration of the term of the Lease.

Tenant shall also at its sole cost and expense be responsible for any alterations or improvements to the premises necessitated as a result of the requirement of any municipal, state or federal authority. Tenant hereby waives all right to make repairs at the expense of Landlord, and Tenant hereby waives all rights provided for by Section 1941 of the Civil Code of the State of California. By entering into the premises Tenant shall be deemed to have accepted the premises as being in good and sanitary order, condition and repair and Tenant agrees on the last day of said term of any extensions or sooner termination of this lease to surrender the premises with appurtenances, in the same condition as when received, reasonable use and wear thereof and damage by fire, act of God or by the elements excepted.

Not withstanding the foregoing, Tenant may make alterations, additions or improvements to the premises without Landlord’s written consent so long as said alterations, additions or improvements do not exceed $10,000 per project.

16. REPAIRS. Tenant shall, at Tenant’s sole cost and expense, keep the Premises and every part thereof in good condition and repair, ordinary wear and tear excepted. Tenant shall upon the expiration or sooner termination of this Lease hereof, surrender the Premises to the Landlord in good condition, ordinary wear and tear excepted. Except as specifically provided in this Lease, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, and the Parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth.

Notwithstanding the provisions of this Article, Landlord shall repair and maintain, at its own cost and expenses, the structural portions of the Building including the foundation, roof, and exterior walls. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for any unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

Except as otherwise provided in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein.

17. LIENS. Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant.

18. ASSIGNMENT AND SUBLETTING. Tenant shall not either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate, or encumber this Lease or any interest therein, and shall not sublet the said premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (employee, agents, servants and invitees of Tenant excepted) to occupy or use the said Premises, or any portion thereof, without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld. A change in ownership of 25% or more in interest of Tenant shall be treated as an assignment under this section. A consent to one assignment, subletting occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Landlord, constitute a default under this lease. Landlord shall approve or disapprove of any requested assignment or sublease within 30 days after Tenant request consent, and any disapproval shall be accompanied by a written statement from Landlord giving all reasons for the disapproval. Landlord may charge Tenant a reasonable fee for any assignment or sublease and may charge Tenant any costs incurred by Landlord related to such assignment or sublease, not to exceed $250.

If Tenant proposes to assign the lease to any person or entity who shall have made a good faith offer to accept an assignment of this lease on terms acceptable to the Tenant, the notice of such proposed assignment, setting forth (a) the name and address of such person, (b) all the terms and conditions of such offer, and (c) the adequate assurance to be provided Landlord to assure such persons future performance under the lease, shall be given to Landlord by Tenant no later than ten (1Q) days after receipt by the Tenant Landlord shall then have the right and option, to be exercised by a notice to Tenant given at any time prior to the effective date of such proposed assignment to accept a different assignment of this lease on the same terms and conditions and for the same consideration, if and, as the offer made to the Tenant, less any brokerage commissions which may be payable out of the consideration to be paid to such person for the assignment of this lease.

Notwithstanding anything to the contrary constrained in this Lease, Tenant shall have the right to assign this Lease or any interest therein and/or to sublet the demised premises or any portion thereof, without the consent of Landlord, to:

(a) any subsidiary corporation or any parent corporation of Tenant

(b) any corporation with which Tenant may merge or consolidate; or

(c) any corporation acquiring all or substantially all of the assets and/or stock of Tenant.

As used herein, corporations are related as “parent” or “subsidiary” if s corporation owns fifty percent (50%) or more of the voting stock of another corporation.

19. PERSONAL PROPERTY TAXES. Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof, upon all Tenant’s leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises. In the event any or all of the Tenant’s leasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property.

20. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof, with the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of the last monthly Base Rent plus 10%, plus all other charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy

21. ENTRY BY LANDLORD. In case of emergency Landlord reserves and shall at any and all times have the right to enter the Premises. By appointment, Landlord has the right to enter and inspect the Premises. To show said Premises to prospective purchasers or Tenants, to post notices of non-responsibility, and to alter, improve or repair the premises and any portion of the Building of which the Premises are a part that Landlord may deem necessary or desirable, without abatement of rent and may for that purpose_ erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always provided that the entrance to the Premises shall not be blacked thereby, and further providing that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim far damages or for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet _enjoyment of the Premises, and any other loss occasioned thereby. Any entry to the Premises obtained by Landlord by any means, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, Should Tenant unreasonably refuse entry during regular business hours, all costs or premium time (overtime) shall be born by Tenant.

22. DESTRUCTION. If the premises or the building wherein the same are situated shall be destroyed by fire or other cause, or be so damaged thereby that they are untenantable and cannot be rendered tenantable within on hundred eighty (180) days from the date of such destruction or damage, this lease may be terminated by Landlord or by Tenant by written notice. Within forty-five (45) days from date of such destruction or damaged, Landlord shall give written notice to Tenant as to whether or not the premises will be rendered tenantable within one hundred eighty (180) days from the date of such destruction of damage. In case the damage or destruction be not such as to permit termination of the lease as above provided, Landlord shall with due diligence upon receipt of insurance proceeds render said premises tenantable, and a proportionate reduction shall be made in the rent herein reserved corresponding to the time during which and to the portion of thee premises of which Tenant shall be deprived of possession. The provision of Subdivision 2 of Section 1932 of the California Civil Code and of Subdivision 4 of Section 1933 of that code, shall no apply to this lease, and Tenant waives the benefits of such provisions.

Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any Tenant improvements, panels, decoration, office fixtures, railings, floor covering, partitions, or any other property installed in the Premises by Tenant or by the Landlord on Tenant’s behalf. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Tenant’s personal property or any inconvenience of annoyance occasioned by such damage, repair, reconstruction or restoration, unless the destruction was caused by the negligence of Landlord.

23. DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this lease by Tenant:

a) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, within five (5) days after notice.

b) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Tenant, other than the failure to pay rent, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

c) The making by Tenant of any general assignment of general arrangement for the benefit of creditors: or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition of reorganization or arrangement under any law relating to bankruptcy (unless, in the case of the petition filed against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Premises or of the Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in the Lease, where such seizure is not discharged in thirty (30) days.

24. REMEDIES IN. DEFAULT. In the event of any such material default or breach by Tenant, Landlord may at any time, thereafter, upon written notice to Tenant and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach.

a) Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenants default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the premises, reasonable attorney’s fees, any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; that portion of the leasing commission paid by the Landlord and applicable to the unexpired term of the Lease. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of ten (10%) percent per annum.

b) Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the premises are located.

25. EMINENT DOMAIN. If more than twenty-five (25%) percent of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, to terminate this Lease, and Landlord shall be entitled to any and all income, rent award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public appropriation, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. .If either less that twenty-five (25%) percent of the Premises is taken, or if neither party elects to terminate as herein provided, the rental thereafter to be paid shall be equitably reduced. If any part of the Building other that the Premises may be so taken or appropriated, Landlord shall have the right at its option to terminate this Lease and shall be entitled to the entire award as above provided. Except that Tenant shall receive from the proceeds the following:

(a) A sum attributable to Tenant’s improvements or alteration made to the premises by Tenant in accordance with this Lease, which Tenant’s improvements or alteration Tenant has the right to remove from the Premises pursuant to the provisions of this Lease;

(b) A sum attribution to relocation expenses of Tenant.

26. OFFSET STATEMENT. Tenant shall at any time and from time to time upon not less than twenty (20) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion or the real property of which the Premises are a part.

27. AUTHORITY OF PARTIES. If Tenant is a corporation, partnership, limited partnership or other entity, each individual executing this Lease on behalf of said entity represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity, in accordance with a duly adopted resolution of the board of directors or partners of said entity or in accordance with the by-laws or agreement of said entity, and that this Lease is biding upon said entity in accordance with its terms.

28. GENERAL PROVISIONS.

28.1 Plats and Riders. Clauses, plats and riders, if any, signed by the Landlord and the Tenant and endorsed on or affixed to this Lease are a part hereof.

28.2 Waiver. The waiver by Landlord and/or Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of the acceptance of such rent.

28.3 Notices. All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices and demands by the Landlord to the Tenant shall be sent by United States Mail, postage pre-paid, addressed to the Tenant at the address shown at the end of this lease, or to such other place as Tenant may from time to time designate in a notice to the Landlord. All notices and demands by the Tenant to the Landlord shall be sent by United States Mail, postage prepaid, addressed to the Landlord at the Office of the Manager of the Building, or to such other person or place as the Landlord may from time to time designate in a notice to the Tenant.

28.4 Joint Obligation. If there is more than one Tenant the obligations hereunder imposed upon Tenant shall be joint and several.

28.5 Marginal Headings. The marginal headings and titles to the Articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

28.6 Time. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

28.7 Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind their heirs, successors, executors, administrator and assigns of the parties hereto.

28.8 Recordation. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the prior written consent of the other party.

28.9 Quiet Possession. Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant has quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

28.10 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur cost not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installments of rent or a sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after notice to Tenant that the said amount is past due, then Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any other rights and remedies granted hereunder.

28.11 Prior Agreements. This lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matter shall be effective far any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

28.12 Inability to Perform. This Lease and the obligation of the Tenant thereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

28.13 Attorney's Fees. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all costs and expenses including the fees of its attorneys in such action or proceeding in such amount as the court may adjudge reasonable as attorney’s fees. In addition, Landlord shall be entitled to recover all attorney’s fees and costs of collection incurred by it due to Tenant’s default.

28.14 Sale of Premises by Landlord. In the event of any sale of the Building, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease. No sale of the Building by Landlord shall operate in any way to terminate this Lease, or Tenant’s right to extend same pursuant to the option set forth in this Lease or to otherwise alter or modify the terms and provisions hereof, and Landlord shall not enter into any sale of the Building without giving the Buyer notice of this provision.

28.15 Subordination, Attornment. In the event that, subsequent to the execution of this lease, a new mortgage, deed of trust or like encumbrance on the premises is created, or a ground lease or underlying lease to which this lease shall be subordinate is entered into, then this lease shall be subject and subordinate to such encumbrance or lease only if Landlord obtains from such mortgagor or lessor a written agreement in form acceptable to such mortgage or lessor, providing substantially that Tenant’s rights under this Lease shall not be affected by any foreclosure of deed in lieu of foreclosure of, or sale under such encumbrances for so long as Tenant performs its obligations under this lease (or, in the case of a ground lease or underlying lease, Tenant’s right shall not be affected by any termination of said lease for so long as Tenant performs its obligations under this lease).

In the event any proceedings are brought for foreclosure, as in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall attorn to the purchaser upon any foreclosure or sale and recognize such purchaser as the Landlord under this Lease. The provisions of this Article to the contrary notwithstanding, so long as the Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term hereof.

28.15 Name. Tenant shall not use the name of the Building or the development in which the Building is situated for any purpose other than as an address of the business to be conducted by the Tenant in the premises.

28.17 Separability. Any provision of this Lease which shall prove to invalid, void, or illegal shall in no way affect, impair, or invalidate any other part or provision hereof and such other provision shall remain in full force and effect.

28.1 a Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.19 Choice of Law. This Lease shall be governed by the laws of the State of California.

28. OPTION TO EXTEND. Provided Tenant is not in default of this Lease at time of renewal Tenant shall have the option to renew the Lease for one (1) five (5) year term. Tenant shall exercise its option to renew and extend the term by giving Landlord written notice at lease six (6) months before expiration of the current term. At the inception of each option period and annually thereafter, the base rent shall be adjusted to reflect the increase in the Consumer Price Index, All Urban Consumers (CPI) compiled by the Department of Labor of the West Urban area comparing the Index closest to the adjustment date with the Index for the same month of the previous year. The percentage increase so determined will be added to the monthly rent until it is again adjusted. In no event shall the rental rate be decreased from year to year. In no event shall the annual increase be less than 3% or be more than 6% of the previous year rent.

30. HAZARDOUS MATERIALS.

(a) Landlord is not aware of any asbestos or any other hazardous material on, in or under the Premises or Building.

(b) If Tenant knows or has reasonable cause to believe that any release of a hazardous substance has come or will come to be located on or beneath said Premises, Tenant shall, within a reasonable period of time, either prior to the release or following the discovery by the Tenant of the presence or believed presence of a hazardous substance release, give written notice of that condition to Landlord.

(c) If Tenant has knowledge of the presence of a release of a materiel amount of a hazardous substance, or of a hazardous substance release, that is required to be reported to a state or local agency pursuant to law, on or under the premises and knowingly and willfully fails to provide written notice to the Landlord, the failure is deemed to constitute a default, upon Landlord’s written notice to Tenant.

(d) Tenant may cure a default under this section by promptly commencing and completing the removal of, or taking other appropriate remedial action with respect to, the hazardous substance release. Tenant shall conduct removal or remedial action in accordance with all applicable laws and regulations and in a manner which is reasonably acceptable to, and which is approved in writing by, Landlord. A cure does not relieve Tenant of any liability for actual damages or for any civil penalty for a violation of this provision.

(e) “Hazardous waste” means a waste, or combination of wastes, which because of its quantity, concentration, or physical, chemical, or infectious characteristics may either cause, or significantly contribute to an increase in mortality or an increase in serious irreversible, or incapacitating reversible, illness or pose a substantial present or potential hazard to human health or environment when improperly treated, stored, transported, or disposed of, or otherwise managed. The term “hazardous waste” also includes “extremely hazardous waste” which means any hazardous or mixture of hazardous wastes which, if human exposure should occur, may likely result in death, disabling personal injury or serious illness because of its quantity, concentration, or chemical characteristics. The term hazardous waste” shall include infectious wastes.

(f) Tenant shall comply with all governmental regulations regarding the proper disposal of medical wastes, including but not limited to, blood and needles.

(g) Tenant agrees to indemnify, defend and hold the Landlord harmless from any and all claims related to hazardous waste release and disposal,

31. DISPUTE RESOLUTION. ANY CONTROVERSY OF CLAIM ARISING OUT OF OR RELATING TO THIS LEASE OR ANY AGREEMENTS OR INSTRUMENTS RELATING HERETO OR DELIVERED IN CONNECTION HEREWITH, INCLUDING, BUT NOT LIMITED TO A CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT WILL, AT THE REQUEST OF ANY PARTY AFTER THAT PARTY’S COMPLIANCE WITH THE MEDIATION PROCESS, BE DETERMINED BY ARBITRATION IN ACCORDANCE WITH THE .FEDERAL ARBITRATION ACT (9 U.S.C. SECTION 1 ET SEQ.) UNDER THE AUSPICES AND RULES OF THE AMERICAN ARBITRATION ASSOCIATION (“AAA”). THE AAA WILL BE INSTRUCTED BY EITHER OR BOTH PARTIES TO PREPARE A LIST OF THREE (3) JUDGES WHO HAVE RETIRED FROM THE SUPERIOR COURT OF THE STATE OF CALIFORNIA, A HIGHER CALIFORNIA COURT OF ANY FEDERAL COURT. WITHIN 10 DAYS FOLLOWING RECEIPT OF THE LIST, EACH PARTY MAY STRIKE 1 NAME FROM THE LIST. THE AAA WILL THEN APPOINT THE ARBITRATOR FROM THE NAME(S) REMAINING ON THE LIST. THE ARBITRATION WILL BE CONDUCTED IN SALINAS, CALIFORNIA. ANY CONTROVERSY IN INTERPRETATION OR ENFORCEMENT OF THIS PROVISION OR WHETHER A DISPUTE IS ARBITRABLE, WILL BE DETERMINED BY THE ARBITRATOR. JUDGEMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR IN PURSUIT OF AN ANCILLARY REMEDY DOES NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CONTROVERSY OF CLAIM TO ARBITRATION.

NOTICE BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUR OF THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OF BY JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY Be COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT O.F THE MATTERS INCLUDED IN THE ARBITRATION OF DISPUTES’ PROVISION TO NEUTRAL ARBITRATION.

THE PARTIES ACKNOWLEDGE THAT THE PROVISIONS OF THIS ARTICLE 24 DO NOT APPLY TO ANY SUMMARY PROCEEDING TO OBTAIN POSSESSION OF REAL PROPERTY PURSUANT TO APPLICABLE LAW.

Landlords Initials /s/ WT     Tenant's Initials /s/ CF

EXECUTED at Salinas, California on the dates set forth below.

TENANT:

COMMUNITY BANK OF CENTRAL CALIFORNIA

By:/s/ CAROLD FRANCHI Date: 2-26-02

Title: Senior Vice President

By: ____________________ Date:

ADDRESS FOR SERVICE:

301 Main Street
Salinas, CA 93901

LANDLORD:

STEINBECK PLAZA, a California General Partnership

By:/s/ WARREN V. TIBBS Date 2/26/02

Warren V. Tibbs
Managing General Partner

ADDRESS FOR SERVICE:

26455 Tierra Vista Lane
Salinas, CA 93908